BORROWER PLEDGE AGREEMENT


                            dated as of May 13, 1996


                                      among

              THE INDIVIDUALS LISTED ON THE SIGNATURE PAGES HERETO

                                       and


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                             as Administrative Agent







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                            BORROWER PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT (this "Agreement"), dated as of May 13, 1996, is made among the individuals listed as pledgors on the signature pages hereto (herein, collectively called the "Pledgors" and each individually, a "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (each as hereinafter defined). This is the Borrower Pledge Agreement referred to in that certain Credit Agreement (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), dated as of May 13, 1996, among the Pledgors, the financial institutions who are or from time to time become party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Administrative Agent").


                                   BACKGROUND:

                  1. Pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Loans to each Pledgor which shall be used by such Pledgor as provided in the Credit Agreement.

                  2. As security for the Loans and as a condition precedent to the making thereof, the Banks have required that each Pledgor execute and deliver this Agreement.

                  NOW, THEREFORE, in consideration of any Loan or other financial accommodation heretofore or hereafter at any time made or granted by the Banks to the Pledgors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor agrees with the Administrative Agent, for the benefit of the Banks, as follows:

                  SECTION 1 Definitions. Capitalized terms used herein, unless otherwise specified, shall have the meanings assigned thereto in the Credit Agreement; provided that such definitions shall survive any termination of the Credit Agreement. In addition, when used herein the following terms shall have the following meanings:


                  "Collateral" - see Section 2.

                  "Indemnified Liabilities" - see Section
         7(b)(vi).




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                  "Issuer" shall mean Conseco, Inc., an Indiana
         corporation.

                  "Permitted Actions" - see Section 5(b).

                  "Pledged Shares" - see Section 2.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

                  SECTION 2 Pledge. To secure the prompt and complete payment and performance of the respective Liabilities of each such Pledgor, such Pledgor hereby grants, pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent, for the benefit of the Banks, a Lien on the following (herein collectively called the "Collateral"):

                  (a) the shares of capital  stock of the  Issuer  described  in
         Schedule 1 hereto, whether in certificated form or otherwise, including the certificates representing or evidencing such shares of capital stock (herein called the "Pledged Shares"), together with all cash, securities, interests, dividends, rights, notes, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                  (b) all additional shares of capital stock of the Issuer from time to time acquired by the Pledgor and purchased with proceeds of the Loans including, without limitation, any uncertificated Securities (which additional shares of capital stock shall constitute a part of, and be, "Pledged Shares"), and, in the case of certificated capital stock of the Issuer, the certificates representing or evidencing such additional shares, together with all cash, securities, interest, dividends, rights, notes, instruments and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

                  (c) all other property hereafter delivered to the Administrative Agent in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such other property, together with all cash, securities, interest, dividends, rights and



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         other property at any time and from time to time
         received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (d) all proceeds, rents, issues, profits and returns of and from all of the foregoing;

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Banks, forever; subject, however, to the terms, covenants and conditions hereafter set forth.

                  Each Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in the case of the Pledged Shares in due form for transfer (i.e., endorsed in blank accompanied by undated stock or bond powers executed in blank or registered on the books of the Issuer) and, subject to the provisions of Section 6 hereof, any Collateral which may at any time or from time to time be in or come into possession or control of any Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Administrative Agent, for the benefit of the Banks.

                  SECTION 3  Representations, Warranties and Covenants.

                  (a) Each Pledgor represents and warrants to the Administrative Agent, for the benefit of the Banks, that: (i) except for Liens, claims and rights of third parties arising solely through acts of the Administrative Agent, the Administrative Agent has and will continue to have at all times as security for the Liabilities of such Pledgor, for the benefit of the Banks, a valid, first priority perfected Lien on the Collateral pledged by such Pledgor and the proceeds thereof free of all Liens (except for the Lien granted hereunder), claims and rights of third parties whatsoever; (ii) all of the Pledged Shares of such Pledgor representing shares of stock pledged under this Agreement are evidenced by certificates, and such Pledgor has delivered to the Administrative Agent, for the benefit of the Banks, for pledge under this Agreement on the date hereof all of the certificates representing all such Pledged Shares; (iii) the Pledged Shares of such Pledgor represent and will continue to represent all of the issued and outstanding capital stock of the Issuer purchased with proceeds of the Loans made to such Pledgor; and (iv) such Pledgor will, at all times, keep pledged to the Administrative Agent, for the benefit of the Banks, pursuant hereto all of the capital stock



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of the Issuer of such Pledgor  purchased with proceeds of the Loans made to such
Pledgor.

                  Each Pledgor agrees to endorse and deliver to the Administrative Agent for pledge hereunder, promptly upon its obtaining any thereof, any additional Collateral and to hold such Collateral, pending such delivery, in trust for the Administrative Agent, for the benefit of the Banks, separate and distinct from any other property of such Pledgor. As of the date of any such delivery of additional Collateral, certificates or instruments to the Administrative Agent, such Pledgor represents and warrants that (1) it will own such Collateral, certificates and instruments free and clear of any rights of any other Person (other than the rights created in the Administrative Agent hereunder), (2) it will have good and marketable title to said Collateral, certificates and instruments and have the right to pledge such Collateral, certificates and instruments to the Administrative Agent, for the benefit of the Banks, pursuant to this Agreement, and (3) it will have pledged to the Administrative Agent, for the benefit of the Banks, as at such date, all of the capital stock of the Issuer purchased with proceeds of the Loans made to such Pledgor. By the delivery of any additional Collateral, certificates or instruments, such Pledgor shall automatically be deemed to have represented and warranted to the Administrative Agent, for the benefit of the Banks, that at the time of such delivery the Administrative Agent, for the benefit of the Banks, has a valid, first priority perfected Lien on such Collateral, certificates or instruments and the proceeds thereof free of all Liens, claims and rights of third parties whatsoever. All documentary, stamp and other taxes and fees owing in connection with the issuance, transfer and/or pledge of the Pledged Shares of such Pledgor, certificates or instruments have been paid and will hereafter be paid by such Pledgor as such become due and payable.

                  (b) Each Pledgor further represents and warrants to the Administrative Agent, for the benefit of the Banks, that it is the lawful owner of the Collateral pledged by such Pledgor, free of all Liens, other than the Lien granted hereunder, with full right to deliver, pledge, assign and transfer such Collateral to the Administrative Agent, for the benefit of the Banks, as Collateral hereunder. The pledge of the Collateral of such Pledgor effected by this Agreement is effective to vest in the Administrative Agent, for the benefit of the Banks, the rights of the Administrative Agent in such Collateral set forth herein.

                  (c) Each Pledgor additionally represents and warrants to the Administrative Agent, for the benefit of the Banks, that



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(i) such Pledgor has received all material  consents and approvals (if any shall be required) necessary for the execution, delivery and performance of this Agreement, and such execution, delivery and performance does not and will not contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on such Pledgor or result in the creation or imposition of or the obligation to create or impose any Lien (except for the Lien granted hereunder) on any of the Collateral pledged by such Pledgor and (ii) this Agreement is the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms,
except  to  the  extent  such   enforceability  may  be  limited  by  applicable
bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity (including, without limitation, good faith, materiality and reasonableness) or at law).

                  (d) Each Pledgor additionally covenants and agrees with the Administrative Agent, for the benefit of the Banks, that, until the expiration or termination of the Commitments as to such Pledgor and thereafter so long as any of the Liabilities of such Pledgor remain outstanding, such Pledgor will, unless the Administrative Agent and the Required Banks, for the benefit of the Banks, shall otherwise consent in writing:

                  (i) at such Pledgor's sole expense, promptly deliver to the Administrative Agent, from time to time, upon request of the Administrative Agent or the Required Banks, such stock powers and other documents (including UCC financing statements), satisfactory in form and substance to the Administrative Agent, with respect to the Collateral pledged by such Pledgor as the Administrative Agent or the Required Banks may reasonably request, to perfect, preserve and protect the Lien created hereby, and to enable the Administrative Agent to enforce its rights and remedies hereunder;

                  (ii) not permit any of the Collateral  pledged by such Pledgor to be evidenced by uncertificated securities, provided, however, that should for whatsoever reason any of such Collateral become evidenced by uncertificated Securities, such Pledgor shall automatically, without request by the Administrative Agent, forthwith (A) notify the Administrative Agent thereof, (B) cause the books and records of the Issuer to contain a notation of the



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         Lien  of the  Administrative  Agent,  for  the  benefit  of the  Banks, thereon, and (C) take such other action as the Administrative Agent shall reasonably request so that the Administrative Agent shall have at all times as security for the Liabilities of such Pledgor, for the benefit of the Banks, a valid, first priority perfected Lien on the Collateral pledged by such Pledgor and the proceeds thereof free of all Liens (except for the Lien granted hereunder), claims and rights of third parties whatsoever; and

                  (iii) except as otherwise may be permitted by the Credit Agreement, (A) not sell, assign, exchange, pledge or otherwise dispose of or transfer any of its rights to any of the Collateral pledged by such Pledgor, (B) not create or suffer to exist any Lien on or with respect to any of such Collateral except for the Lien created hereby,
         (C) not make or consent to any amendment or other modification or waiver with respect to any of such Collateral, or enter into any agreement or permit to exist any restriction with respect to any of such Collateral other than pursuant hereto, and (D) not take or fail to take any action which would in any manner impair the enforceability of the Administrative Agent's Lien, for the benefit of the Banks, on any of such Collateral.


                  SECTION 4 Care of Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of the Collateral. In addition, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral pledged by any Pledgor if it takes such action for that purpose as such Pledgor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior or other parties, or to do any act with respect to preservation of such Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

                  SECTION 5  Certain Rights Regarding Collateral and
Liabilities.

                  (a) Subject to Sections 5(c) and 6 hereof the Administrative Agent may, and upon the request of the Required Banks shall, from time to time, after the occurrence and during



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the continuance of a Default  pursuant to Section 10.1.2 of the Credit Agreement as a Pledgor or an Event of Default as to such Pledgor, without notice to such Pledgor, (i) transfer all or any part of the Collateral pledged by such Pledgor into the name of the Administrative Agent or its nominee or sub-agent, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify any Person obligated on any of the Collateral of such Pledgor to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral pledged by such Pledgor by suit or otherwise.

                  (b) If at any time the Administrative Agent takes any or all of the Permitted Actions (as hereinafter defined) whether such actions are taken before or after any of the Liabilities of such Pledgor shall be due and payable and without notice to such Pledgor, such actions shall not affect the enforceability of this Agreement. The Administrative Agent shall have taken a "Permitted Action" if it shall (to the extent permitted by the Credit Agreement and the other Loan Documents): (i) retain or obtain a Lien upon any property to secure payment and performance of any of the Liabilities or any obligation hereunder, (ii) retain, obtain or release the primary or secondary obligation of any Person, in addition to such Pledgor, with respect to one or more of the Liabilities, (iii) create, extend or renew for any periods (whether or not longer than the original period) or alter or exchange any of the Liabilities, or release or compromise any obligation of any nature of any Person with respect to any of the Liabilities, (iv) release or fail to perfect its Lien upon, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or create, extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property or (v) resort to the Collateral pledged by such Pledgor for payment of any of the Liabilities of such Pledgor whether or not the Administrative Agent (A) shall have resorted to any other property securing any of the Liabilities of such Pledgor or any obligation hereunder or (B) shall have proceeded against any Person primarily or secondarily obligated with respect to any of the Liabilities of such Pledgor (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by each Pledgor).

                  (c) The Administrative Agent shall have no right to vote the Pledged Shares or other Collateral of any Pledgor or give consents, waivers or ratifications in respect thereof prior to the occurrence and during the continuance of a Default



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pursuant  to Section  10.1.2 of the Credit  Agreement  as to such  Pledgor or an
Event of Default as to such Pledgor. After the occurrence and during the continuance of a Default pursuant to Section 10.1.2 of the Credit Agreement as to such Pledgor or an Event of Default as to such Pledgor, such Pledgor shall have the right to vote any and all of the Pledged Shares and other Collateral of such Pledgor and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Administrative Agent that such right has been terminated. Each Pledgor agrees to deliver (properly endorsed when required) to the Administrative Agent, after a Default pursuant to Section
10.1.2 of the Credit Agreement as to such Pledgor or an Event of Default as to such Pledgor shall have occurred and shall be continuing, promptly upon request of the Administrative Agent, such proxies and other documents as may be necessary for the Administrative Agent to exercise the voting power with respect to the Pledged Shares and other Collateral of such Pledgor then or previously owned by such Pledgor.

                  SECTION 6  Dividends, etc.

                  (a) So long as no Default pursuant to Section 10.1.2 of the Credit Agreement as to a particular Pledgor or an Event of Default as to such Pledgor shall have occurred and shall be continuing:

                  (i) Subject to the provisions of the Credit Agreement and notwithstanding the provisions of Section 2(a) of this Agreement, such Pledgor shall be entitled to receive any and all cash dividends and payments on the Collateral pledged by such Pledgor which it is otherwise entitled to receive, but any and all capital stock and/or liquidating dividends, payments, distributions in property, returns of capital made on or in respect of the Collateral pledged by such Pledgor, whether resulting from a subdivision, combination, reclassification or conversion of the outstanding capital stock of the Issuer, or received in exchange for such Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, and any and all cash and other property received in exchange for such Collateral shall be and become part of the Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Administrative Agent or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by such Pledgor in accordance with the



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         Administrative Agent's instructions) to be held subject to the terms of this Agreement.

                  (ii) If the Collateral pledged by any Pledgor or any part thereof shall have been registered in the name of the Administrative Agent or its sub-agent, the Administrative Agent shall execute and deliver (or cause to be executed and delivered) to such Pledgor all such dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to
         Section 6(a)(i) above.

                  (b) Upon the occurrence and during the continuance of a Default pursuant to Section 10.1.2 of the Credit Agreement as to Pledgor or an Event of Default as to such Pledgor, all rights of such Pledgor pursuant to
Section 6(a)(i) hereof shall cease and the Administrative Agent shall have the sole and exclusive right and authority to receive and retain the dividends and other payments in respect of the Collateral which such Pledgor would otherwise be authorized to retain. All such dividends and payments, and all other distributions made on or in respect of the Collateral which may at any time and from time to time be held by such Pledgor, shall, until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent, for the benefit of the Banks. Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and be applied in accordance with the provisions hereof and until delivery to the Administrative Agent, shall be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent, for the benefit of the Banks.

                  SECTION 7  Default.

                  (a) Upon the occurrence and during the continuance of a Default pursuant to Section 10.1.2 of the Credit Agreement as to Pledgor or an Event of Default as to such Pledgor, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Credit Agreement, the Uniform Commercial Code or the other Loan Documents or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral pledged by such Pledgor in exchange for cash or credit. If any notification of intended disposition of any of such Collateral is required by law, such notification, if mailed, shall be deemed reasonably



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and properly  given if mailed to such Pledgor at least ten (10) days before such disposition as provided in Section 13.3 of the Credit Agreement. Any proceeds of any disposition of Collateral pledged by such Pledgor shall be applied as provided in Section 8 hereof. No rights and remedies of the Administrative Agent expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to
all  other  rights  and  remedies  herein  conferred,   or  conferred  upon  the
Administrative Agent under any other agreement or instrument relating to any of the Liabilities of such Pledgor or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  (b)(i) Each Pledgor agrees that in any sale of any of the Collateral pledged by such Pledgor, the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent nor any Bank be liable or accountable to such Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

                  (iv) Each Pledgor, upon the occurrence and during the continuance of a Default under Section 10.1.2 of the Credit Agreement as to such Pledgor or an Event of Default as to such Pledgor, further agrees that the Administrative Agent shall have the right, for and in the name, place and stead of such Pledgor to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral pledged by such Pledgor, and may, without demand, presentment or notice of any kind appropriate and apply toward the payment of the Liabilities of such Pledgor in order



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of application set forth in Section 8 any balances,  credits, deposits, accounts or monies of such Pledgor held by the Administrative Agent.

                  (v) Without limiting the foregoing paragraph, upon the occurrence and during the continuance of a Default pursuant to Section 10.1.2 of the Credit Agreement as to such Pledgor or an Event of Default as to such Pledgor, the Administrative Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (A) sell any or all of the Collateral, free of all rights and claims of such Pledgor therein and thereto at any public or private sale or brokers' board, and (B) bid for and purchase any or all of such Collateral at any such public sale free from rights of redemption, stay or appraisal of such Pledgor.

                  SECTION 8 Application of Proceeds. All of the proceeds from the sale or disposition of any item of the Collateral pledged by the Pledgors pursuant to the terms of Section 7 hereof and/or, after a Default pursuant to
Section 10.1.2 of the Credit Agreement as to such Pledgor or an Event of Default as to such Pledgor, the cash held as Collateral hereunder, shall be applied by the Administrative Agent pursuant to Section 6.2(a) of the Credit Agreement.

                  SECTION 9 Authority of the Administrative Agent. The Administrative Agent shall have, and be entitled to exercise, all such powers hereunder (to the extent permitted by the Credit Agreement) as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are incidental thereto, for the benefit of the Banks. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks. The Administrative Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the reasonable advice of such counsel concerning all matters pertaining to its duties hereunder. Neither the Administrative Agent, the Banks nor any director, officer or employee thereof shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this



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



Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; provided that notwithstanding the foregoing, the Administrative Agent shall comply with Section 4. Each Pledgor agrees to reimburse the Administrative Agent, on demand, for all reasonable costs and expenses actually incurred by the Administrative Agent in connection with the administration and enforcement of this Agreement and for all costs and expenses of the enforcement of this Agreement (including, without limitation, reasonable costs and expenses actually incurred by any agent employed by the Administrative Agent) and agrees to indemnify (which indemnification shall survive any termination of this Agreement) and hold harmless the Administrative Agent and the Banks (and any such agent) from and against any and all liability incurred by the Administrative Agent or any Bank or any such agent thereof hereunder or in connection herewith, unless such liability shall be due to gross negligence or willful misconduct on the part of the Administrative Agent or any Bank or such agent, as the case may be.

                  SECTION 10 Termination. Each Pledgor agrees that its pledge hereunder shall (notwithstanding, without limitation, that at any time or from time to time all Liabilities of such Pledgor may have been paid in full) terminate only when all such Liabilities (except such Liabilities which by the terms of the Credit Agreement survive the payment in full of the Loans and the termination of this Agreement) (including, without limitation, any extensions or renewals of any thereof) and all expenses (including, without limitation, reasonable attorneys' fees and legal expenses) paid or actually incurred by the Administrative Agent in endeavoring to enforce this Agreement, the Credit Agreement and the other Loan Documents to which the Administrative Agent is a party or of which it is a beneficiary shall have been finally paid in full and all other obligations of such Pledgor hereunder and thereunder have been fully performed, and all Commitments under the Credit Agreement have been terminated, at which time the Administrative Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to such Pledgor, or to such Person or Persons as such Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon, or representation or warranty by, the Administrative Agent or any Bank and at the sole cost and expense of such Pledgor.




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



                  SECTION 11  Miscellaneous.

                  (a) All notices or other communications hereunder shall be given in the manner specified under Section 13.3 of the Credit Agreement, whether or not then in effect.

                  (b) This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except the Pledgors shall not be permitted to assign this Agreement nor any interest herein nor in the Collateral pledged by such Pledgor, nor any part thereof, nor otherwise pledge, encumber or grant any option with respect to such Collateral, nor any part thereof, except in accordance with the terms of the Credit Agreement.

                  (c) SUBMISSION TO JURISDICTION; WAIVER OF VENUE. EACH PLEDGOR AND THE ADMINISTRATIVE AGENT (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND EACH PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (II) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 11(c). EACH PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY PLEDGOR, THE ADMINISTRATIVE AGENT, ANY BANK OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 11(c) AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. EACH PLEDGOR AND THE ADMINISTRATIVE AGENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                  (d) At the option of the Administrative Agent, this Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.



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




                  (e) Subject to Section 13.1 of the Credit Agreement, the provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Pledgors and by the Administrative Agent (at the request of the Required Banks), and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (f) The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                  (g) Each Pledgor hereby expressly waives: (i) notice of the acceptance by the Administrative Agent of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Liabilities of such Pledgor, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except as otherwise required herein), and (iv) all diligence in collection or protection of or realization upon the Liabilities of such Pledgor, or any security for or guaranty of any of the foregoing.

                  (h) The Administrative Agent may, from time to time, without notice to any Pledgor, assign or transfer any or all of the Liabilities of such Pledgor or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities of such Pledgor for the purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of such Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in such Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Administrative Agent; provided, however, that, unless the
Administrative Agent shall otherwise consent in writing, the Administrative Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Administrative Agent, as to those of the Liabilities which the Administrative Agent has not assigned or transferred.

                  (i) Each Pledgor agrees that, if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Bank to any of the Liabilities of such Pledgor is or must be rescinded or returned by the Administrative Agent or any Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or



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



reorganization of the Issuer), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent, and the pledge by such Pledgor hereunder shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Bank had not been made.

                  (j) No action of the Administrative  Agent permitted hereunder shall in any way affect or impair the rights of the Administrative Agent and the obligations of any Pledgor under this Agreement. Each Pledgor hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

                  (k) All obligations of the Pledgors and rights of the Administrative Agent or obligation expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Liabilities.

                  (l)  GOVERNING LAW.  THIS AGREEMENT SHALL BE A
CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF
ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (m) This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, but all such counterparts shall constitute but one and the same agreement. Each Pledgor hereby acknowledges receipt of a true, correct and complete counterpart of this Agreement.

                  (n) The Administrative Agent acts herein as agent for itself, the Banks and any and all future holders of the Liabilities.

                  (p) WAIVER OF JURY TRIAL. EACH PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                  (q) Each Pledgor agrees that the Administrative Agent may amend and replace Schedule 1 to this Agreement from time to



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



time to reflect the purchase and pledge of Additional Pledged Shares hereunder without any further action on the part of any Pledgor and amend and file financing statements to reflect the amendments to Schedule 1 from time to time.



                                                  *     *     *



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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    PLEDGORS:

                                 /s/STEPHEN C. HILBERT
                                  ---------------------
                                 Stephen C. Hilbert

                                 Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:

                                  THOMAS C. HILBERT,
                                  IRREVOCABLE TRUST



                                  By: /s/STEPHEN C. HILBERT
                                      ---------------------
                                      Stephen C. Hilbert, Trustee


                                 Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:

                                CHRISTOPHER L. MYERS,
                                IRREVOCABLE TRUST



                                 By: /s/STEPHEN C. HILBERT
                                     ---------------------
                                     Stephen C. Hilbert, Trustee


                                Notice Address:

                                    Address:

                                   Attention:
                                   Telephone:





                                             BANK OF AMERICA NATIONAL TRUST AND
                                                       SAVINGS ASSOCIATION, as
                                                          Administrative Agent



                                                     By:/s/
                                                        ---------------------
                                                     Name:
                                                     Its: